Exhibit 99.1

AmericanWest Bancorporation

41 W. Riverside Avenue, Suite 400 Spokane, WA 99201

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Phone.

See the reverse side of this sheet for instructions.

IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

Illinois Stock Transfer Co.

209 West Jackson Boulevard, Suite 903 Chicago, Illinois 60606

Please complete, date, sign and mail the detached proxy card in the enclosed postage-prepaid envelope.

DETACH PROXY CARD HERE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” proposals 1 through 4.

At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

VOTER CONTROL NUMBER ABOVE NAME HERE

Signature

Signature

Date , 2007

Please sign exactly as you name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, plase give full title as such. If the signer is a corporation, plase sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, plase sign in partnership name by authorized person.

AmericanWest Bancorporation

If you personally plan to attend the Special Meeting of Shareholders please check the box below and list the names of attendees on the reverse side.

Return this stub in the enclosed envelope with your completed proxy card.

I/We do plan to attend the Special Meeting.

TO VOTE BY MAIL To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided. TO VOTE BY INTERNET Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps: 1. Read the accompanying joint Proxy Statement/Prospectus. 2. Visit our Internet voting Site at http://www.illinoisstocktransfer.com, click on the heading “Internet Voting” and follow the instructions on the screen. 3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card. Please note that all votes cast by Internet must be completed and submitted prior to          at          Central Time. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed. If You Vote By INTERNET. Please Do Not Return Your Proxy Card By Mail TO VOTE BY TELEPHONE Your telephone vote is quick, confidential and immediate. Just follow these easy steps: 1. Read the accompanying Proxy Statement. 2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions. 3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below. Please note that all votes cast by telephone must be completed and submitted prior to          at          Central Time. Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. If You Vote By TELEPHONE. Please Do Not Return Your Proxy Card By Mail PLEASE LIST NAMES OF PERSONS ATTENDING REVOCABLE PROXY - AmericanWest Bancorporation Special Meeting of Shareholders,         , 2007 The undersigned shareholder(s) of AmericanWest Bancorporation, a Washington Corporation ( the “Company”), does (do) hereby constitute and appoint R. Blair Reynolds, EVP/General Counsel and Diane L. Kelleher, EVP/Chief Financial Officer, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Special Meeting of Shareholders of the Company to be held at      on      at      (PST) and at any adjournment thereof, and to vote all the shares of AmericanWest Bancorporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below. PLEASE MARK VOTE IN THE APPROPRIATE BOX USING DARK INK ONLY. 1. Approval of an amendment to the AmercianWest articles of incorporation to increase the number of authorized shares of AmericanWest common stock from 15,000,000 shares to 50,000,000 shares. FOR AGAINST ABSTAIN 2. Approval of an amendment to the AmercianWest articles of incorporation to require a majority vote of outstanding shares of AmericanWest common stock (rather than a two-thirds vote) for approval of future mergers (other than the proposed merger with Far West Bancorporation). FOR AGAINST ABSTAIN 3. Approval of the Agreement and Plan of Merger dated as of October 18, 2006, by and between AmercianWest Bancorporation and Far West Bancorporation. FOR AGAINST ABSTAIN 4. Approval of the adjournment of the Special Meeting of Shareholders of AmericanWest Bancorporation to solicit additional proxies in favor of the Agreement and Plan of Merger dated as of October 18, 2006, by and between AmericanWest Bancorporation and Far West Bancorporation. FOR AGAINST ABSTAIN IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum at the meeting. A self-addressed, postage-prepaid envelope is enclosed for your convenience.